                                                                      EXHIBIT 23


                                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Household International, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report dated February 3, 1995, included in this annual report on Form 10-K of Household International, Inc. for the year ended December 31, 1994, into the Company's previously filed Registration Statements No. 2-86383, No. 33-21343, No. 2-97495, No. 33-45454, No. 33-45455, and No. 33-52211 on Form S-8 and
Registration Statements No. 33-57249, No.  33-50619, No. 33-62842, No.
33-56599, and No. 33-50351 on Form S-3.

                                                        Arthur Andersen LLP


Chicago, Illinois
March 24, 1995